Archer Selected as the Official Air Taxi Provider of the LA28 Olympic and Paralympic Games and Team USA in Exclusive Deal Archer’s Midnight eVTOL Aircraft Will Seek to Integrate Across the LA28 Games through Transporting VIPs, Fans, & Stakeholders, While Electrifying Vertiport Take-off-and- Landing Hubs for Key Venues Los Angeles, CA (May 15, 2025) — Today, Archer (NYSE: ACHR) announced that it has been selected as the Official Air Taxi Provider of the LA28 Olympic and Paralympic Games and Team USA. Through this exclusive partnership, the two will look to integrate Archer’s Midnight eVTOL aircraft across the LA28 Games in a variety of ways, such as transporting VIPs, fans, and stakeholders, while electrifying vertiport take-off-and-landing hubs for key venues and providing support for emergency services and security. Archer and LA28 will introduce the company’s Midnight eVTOL aircraft to Los Angeles, which is expected to host over 15 million visitors and broadcast to billions of viewers globally over the course of the Games. The partnership includes support for Team USA through LA28. Midnight is Archer’s piloted electric air taxi designed to carry up to four passengers while producing less noise and emissions than a traditional helicopter. The eVTOL aircraft is built with redundant, fault-tolerant systems, including 12 total engines and propellers, allowing Archer to target certification with the FAA at similar levels of safety as commercial airliners. Midnight is made in America at Archer’s manufacturing facilities in San Jose, CA. and Covington, GA. Whether a Los Angeles resident, or a visitor, Archer’s goal is for passengers to be able to go to a vertiport take-off and landing hub near a key venue and then fly 10-20 minutes in Midnight to their destination of choice within Archer’s LA network, a valuable option as Games spectators and participants move throughout the city. Archer’s planned network in LA includes vertiports at key venues that are central to the LA28 Games, including the Stadium in Inglewood and the Los Angeles Memorial Coliseum. Additionally, the network is planned to include critical visitor hubs, including Los Angeles International Airport, Hollywood, Orange County, and Santa Monica. “We want to transform the way people get around Los Angeles and leave a legacy that shapes the future of transportation in America. There’s no better time to do that than during the LA28 Games,” said Adam Goldstein, CEO and founder of Archer Aviation. “I can’t wait to see Midnight flying passengers over Los Angeles, emblazoned with the Team USA logo and the Olympic Rings and Paralympic Agitos.” “At LA28, we're building a platform for constant innovation and creativity, which is why we've partnered with forward-thinking companies like Archer,” said LA28 Chairperson and President Casey Wasserman. “Our vision is to fundamentally reimagine the Olympic and

Paralympic Games experience, and this partnership represents an incredible opportunity to deliver something unprecedented, showcasing the very best of what Los Angeles has to offer on the world stage.” The agreement also includes access to storytelling throughout NBCUniversal’s 2026 and 2028 Olympic Games coverage, including moments like the 2028 Opening and Closing Ceremonies in Los Angeles. About LA28 Olympic and Paralympic Games The LA28 Games will mark Los Angeles’ third time to host the Olympic Games, previously hosted in 1984 and 1932, and first time to host the Paralympic Games. Los Angeles will host the world’s most elite athletes in 2028 as it welcomes Paralympians and Olympians from around the world to compete on the biggest stage in sports. The LA28 Games are independently operated by a privately funded, non-profit organization with revenue from corporate partners, licensing agreements, hospitality and ticketing programs and a significant contribution from the International Olympic Committee. About Archer Archer is designing and developing the key enabling technologies and aircraft necessary to power the future of aviation. To learn more, visit www.archer.com. About Team USA Team USA is the world’s largest and most diverse team of athletes from across the United States who compete at the Olympic, Paralympic, Youth Olympic, Pan American and Parapan American Games. The United States Olympic & Paralympic Committee, founded in 1894, serves as the National Olympic Committee and National Paralympic Committee for the United States and is responsible for protecting, supporting and empowering Team USA athletes. For more information, visit TeamUSA.org. About NBCUniversal NBCUniversal is one of the world’s leading media and entertainment companies. We create world-class content, which we distribute across our portfolio of film, television, and streaming, and bring to life through our theme parks and consumer experiences. We own and operate leading entertainment and news brands, including NBC, NBC News, MSNBC, CNBC, NBC Sports, Telemundo, NBC Local Stations, Bravo, USA Network, and Peacock, our premium ad- supported streaming service. We produce and distribute premier filmed entertainment and programming through Universal Filmed Entertainment Group and Universal Studio Group and have world-renowned theme parks and attractions through Universal Destinations & Experiences. NBCUniversal is a subsidiary of Comcast Corporation. Visit www.nbcuniversal.com for more information.

Archer Forward-Looking Statements This press release contains forward looking statements regarding Archer’s future business plans, strategy and goals, including statements regarding its aircraft performance and safety, the timing of Archer’s development, commercialization, and certification of its eVTOL aircraft, buildout of its air taxi network, intended use cases, ability to attract customers, and the nature and benefits of collaborations between Archer, the United States Olympic and Paralympic Properties, the United States Olympic and Paralympic Committee, LA28, and NBC Universal. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors. The risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in Archer’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, available at www.sec.gov. In addition, please note that any forward-looking statements contained herein are based on assumptions that Archer believes to be reasonable as of the date of this press release. Archer undertakes no obligation to update these statements as a result of new information or future events.